UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

World Web Publishing.com Corp.
(Name of small business issuer in its charter)

Nevada	7389	14-1826032
(State of Incorporation)	(Primary Standard Industrial	(I.R.S Employer Identification
	Classification Code Number)	Number)

________________________________________________

280-13071 Vanier Place
Richmond, BC V6V2J1 Canada
Telephone Number: (604) 249-5010
Fax: (604) 303-7773
(Address and telephone number of principal executive offices)

487-250 H Street
Blaine, WA 98230-4033
(Address of principal place of business or intended principal place of business)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1
Las Vegas, Nevada 89120-3481
(Name, address and telephone number of agent for service)

Copies to:
Christopher H. Dieterich
Dieterich & Mazarei, LP
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064

_______________________________________________

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

	CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount	Proposed	Proposed	Amount
Securities to be	to be	Offering Price	Aggregate	of
Registered	Registered	Per Share(2)	Offering Price	Registration Fee
Common Stock, $.001 par	9,500,000	$ 0.10	$ 950,000	$37.25
value
Common Stock, $.001 par	100,000	$ 0.10	10,000	$0.98
value (2)
Common Stock, $.001 par	150,000	$ 0.10	15,000	$0.59
value(3)
Total	9,750,000	$ 0.10	$ 975,000	$38.82

Total Registration Fee

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

(2) Represents 100,000 shares underlying warrants issued in accordance to an April 2008 agreement whereby the warrants were issued in exchange for services rendered.

(3) Represents 150,000 shares underlying warrants issued in a private placement in June 2008

The date of this prospectus is July __, 2008.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

WORLD WEB PUBLISHING.COM CORP.

9,750,000 SHARES COMMON STOCK

REGISTERING PRICE: $ 0.10 PER SHARE

This prospectus by World Web Publishing.com Corp. (the “Company”) consists of a registration by current shareholders of up to 9,750,000 common shares of the Company at a price of $ 0.10 per share.

This registration, of up to 9,750,000 shares, is being made by the Company on behalf of the selling shareholders. Our common stock is presently not traded on any market or securities exchange. The 9,750,000 shares of our common stock can be sold by selling security holders at a fixed price of $ 0.10 per share until our shares are quoted on the Over the Counter Bulletin Board (OTCBB) and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTCBB.

__________________

Investment in the Company is highly speculative and involves a high degree of risk to the public investors and shares should be purchased in the aftermarket (if one develops) only by persons who can afford to lose their entire investment. See Section Entitled “Risk Factors” on pages 9 - 20.

No public market exists for the Company’s securities and there can be no assurance that a public trading market will develop in the Shares of Common Stock. An Investment in the shares is speculative and subject to certain risk factors. See Section Entitled “Risk Factors” on pages 9 - 20.

The information in this prospectus is not complete and may be changed. During the offering period, we are required to update this Registration Statement to reflect any facts or events arising after the effective date of this Statement, filed with the Securities and Exchange Commission that represents a fundamental change in the information set forth in the Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but is not yet deemed effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor should there be any sale of these securities in any state in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of any such state.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

___________________

The Date Of This Prospectus Is: July___ , 2008

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. ACCORDINGLY, YOU ARE URGED TO CAREFULLY REVIEW THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE RISKS OF INVESTING IN OUR SECURITIES DISCUSSED UNDER THE CAPTION “RISK FACTORS” AND THE FINANCIAL STATEMENTS AND OTHER INFORMATION THAT IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. EXCEPT AS OTHERWISE SPECIFICALLY NOTED, ALL REFERENCES IN THIS PROSPECTUS TO THE “COMPANY,” “WE,” “US” AND “OUR” REFER TO WORLD WEB PUBLISHING.COM CORP., A NEVADA CORPORATION.

Corporate History

WORLD WEB PUBLISHING.COM CORP (the “Company”) was incorporated in the State of Nevada, U.S.A., on August 14, 2000. It was established so that it could establish itself as a vendor of Internet domain names and the setting up of personal web sites over the internet.

For several years World Web Publishing.com Corp (“WWP.com” or the “Company”) has operated as a vendor of Internet domain names over the internet with limited success. The Board of Directors has decided to refocus the Company’s business objectives. WWP.com will now direct its full attention to the aggressive marketing of the Company’s products’ over the internet.

Since Incorporation in 2000 the Company has attempted several strategies all based on creating a continuous revenue stream over the Internet. To date efforts have been met with limited success due to inadequate financing. In 2007, new management was introduced to the Company and additional capital was raised. Also, a decision was made to become a publicly trading entity in order to attract the capital required to further extend business operations and scope.

The Offering

Common stock of shareholders to be registered: 9,750,000
Number of common stock shares outstanding: 9,500,000

Securities Being Offered: Up to 9,750,000 shares of common stock.

Offering Price: The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering: The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all 9,750,000 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.

Securities Issued and to be Issued: 9,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds: The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.

Risk Factors

We are subject to a number of risks and uncertainties that could materially harm our business or inhibit our strategic plans. Before investing in our common stock, you should carefully consider the following:

  we have a history of losses and may not be able to operate profitably or sustain positive cash flow in future periods;
  we must further develop our brand recognition and market our services in a cost-effective manner in order to successfully grow our business;
  we face competition in our markets and we expect this competition to intensify;
  our strategy of offering our customers an array of on-demand and other services beyond our core domain name registration and website hosting services is still relatively unproven;
  changes in the regulation and oversight of the domain name registration system, including increases in the prices that registrars must pay to registries for domain names, could significantly affect our business model;
  we have received a going concern opinion from our independent auditors report accompanying our March 31, 2007 and March 31, 2008 financial statements;
  our intellectual property rights are valuable and any inability to protect them could reduce the value of our brand image and harm our business and our operating results;
  we may have difficulty scaling and adapting our existing technology architecture to accommodate increased traffic and technology advances or customer requirements;
  we may be unable to respond to the rapid technological changes in the industry, particularly in light of the internal development of our services, and our attempts to respond may require significant capital expenditures;
  we rely on third party providers for our principal Internet connections and technologies, databases and services critical to our properties and services and any errors, failures or disruption in the services provided by these third parties could significantly harm our business and operating results;
  system failures or capacity constraints could reduce or limit traffic on our websites and harm our business;
  if our security measures are breached and unauthorized access is obtained, existing and potential customers might not perceive our services as being secure and might terminate or fail to purchase our services; and
  the other factors described in the section entitled “Risk Factors” starting on page 9, and other information provided throughout this prospectus.

Private Placement

On September 28, 2007, we initiated a private placement offering of an aggregate of up to 2,400,000 shares at a price of $0.001 per share of common stock. The offering raised net proceeds to the Company of $2,400. No legal, accounting, consulting or finder fees relating to the offering were paid.

On December 31, 2007, we initiated a private placement offering of an aggregate of up to 4,400,000 shares at a price of $0.015 per share of common stock. The offering raised net proceeds to the Company of $66,000. No legal, accounting, consulting or finder fees relating to the offering were paid.

On April 15, 2008, the Company issued 100,000 shares of common stock at a price of $0.03 per shares in exchange for services rendered to the Company.

On June 2008, we initiated a private placement offering of an aggregate of up to 200,000 shares at a price of $0.05 per share of common stock. The offering raised net proceeds to the Company of $10,000. No legal, accounting, consulting or finder fees relating to the offering were paid.

Summary Financial Information

The following tables present certain summary financial information for the Company. The data should be read in conjunction with the historical financial statements, including the notes thereto, and other financial information concerning the Company included in this Prospectus.

World Wide Publishing.com Corp.

Balance Sheet

As of:	Fiscal Year Ended December 31, 2007 (Audited)	Three Months Ending March 31, 2008 (Unaudited)
Cash	$16,195	$10,355
Accounts receivable	$4,016	$6,516
Incorporation costs	$371	$371
Total Assets	$20,582	$17,242

Accounts payable	$4,326	$16,000
Shareholder advances	$0	$0

Share capital	$4,800	$9,200
Deficit	$(50,123)	$(15,014)
Total Liabilities & Capital	$20,582	$17,242

Statement of Operations

For the period ended:	Fiscal Year Ended December 31, 2007 (audited)	Fiscal Year Ended December 31, 2006 (audited)	Three months ended March 31, 2008 (unaudited)	Three months ended March 31, 2007 (unaudited)

Revenue	$546	$560	$936,487	$0
Expenses	$(50,670)	$(5)	$(17,514)	$0
Income (Loss) for the period
	$(50,123)	$555	$(15,014)	$0
Income per share	$0.005	$0.001	$0.001	-

From Incorporation on September 1, 2005 to March 31, 2008 (unaudited)

Revenue	$0
Net Loss and Deficit	$69,558

Plan of Distribution

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares. Sales of our Common Stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.

RISK FACTORS

An investment in our common stock involves a number of risks. These risks include those described in this confidential private placement memorandum and others we have not anticipated or discussed. Before you purchase the Securities you should carefully consider the information about risks identified below, as well as the information about risks stated in other parts of this memorandum and in our filings with the Commission that we have incorporated by reference in this memorandum. Any of the risks discussed below or elsewhere in this memorandum or in our Commission filings, and other risks we have not anticipated or discussed, could have a material impact on our business, results of operations, and financial condition. As a result, they could have an impact on our ability to pay any amounts due with respect to the Securities, or our stock price.

Prior to investing in the shares, and assuming an aftermarket of these shares develops, an investor should consider carefully the following risks and highly speculative factors, which may affect our business. In analyzing this registration, prospective investors should carefully read and consider, among other factors, the following:

RISKS RELATED TO OUR BUSINESS

Investment in our common stock involves very significant risks.

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

We may be forced to cease some of our operations because we may not be profitable and/or our operating costs may increase in the future.

We cannot give any assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. Thus, we may require additional working capital to develop our business operations. We cannot assure investors that we will be profitable and/or that our operating costs will not increase in the future. If we incur losses, we may not be able to fund future sales, marketing, research and development activities, and we may be forced to cease some of our operations.

Our quarterly and annual operating results may fluctuate or deteriorate, which could adversely affect the trading price of our common stock.

Our quarterly and annual operating results may fluctuate, or be adversely affected, as a result of a variety of factors, many of which are outside of our control. These include:

  concentrated expenditures for advertising,
  concentrated capital expenditures in any particular period to support our growth or for other reasons;
  increased research and development expenses relating to the development of new services resulting from our decision to move into new markets;
  lower than anticipated levels of traffic to our primary website or reduced rates at which we convert this traffic into customers;
  reductions in the number of domain names under registration or in the rate at which this number grows, due to slow growth or contraction in our markets, lower renewal rates, or other factors;
  the mix of services sold in a particular period between our core domain name registration services and our other higher-margin services;
  reductions in the percentage of our domain name customers who purchase additional services from us;
  changes in our pricing policies or those of our competitors, changes in domain name registration fees charged to us by Internet registries or the Internet Corporation for Assigned Names and Numbers, or ICANN, or other competitive pressures on our prices;
  the timing and success of new services and technology enhancements introduced by our competitors, including free or low-priced promotional offers, which could impact both new customer growth and renewal rates;
  the entry of new competitors in our markets;
  technical difficulties or other factors that result in system downtime;
  federal, state or foreign regulation affecting our business; and
  weakness or uncertainty in general economic or industry conditions.

It is possible that in one or more future quarters, due to any of the factors listed above, a combination of those factors or other reasons, our operating results may be below our expectations and the expectations of public market analysts and investors. In that event, the price of our shares of common stock could decline substantially.

If we are unable to find the appropriate funding for the Company, such inability could have material and adverse effect on our business, results of operations, financial condition and expansion plan.

Our ability to continue operations may depend significantly on our ability to borrow funds from the officers of the Company, unrelated third party investors, and the receipt of proceeds from the sale of our products. If adequate funding is unavailable, we may not be able to fund our expansion, take advantage of acquisition opportunities, develop or enhance products or services, or respond to competitive pressures. Accordingly, such inability could have a material adverse effect on our business, results of operations and financial condition.

We have received a going concern opinion from our independent auditors report accompanying our December 31, 2007 and March 31, 2008 financial statements.

The independent auditor's report accompanying our December 31, 2007 and March 31, 2008 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a “going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business will be materially and adversely affected and our shareholders will lose their entire investment.

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We regard our copyrights, patents, trademarks, trade dress, trade secrets, and similar intellectual property, including our rights to certain domain names, as important to the Company’s brand and success. While we attempt to protect and stop any unauthorized use of our proprietary rights, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. In addition, effective trademark, patent, copyright, and trade secret protection may not be available in every country in which our products and media properties are distributed or made available through the Internet. Further, while we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could impair the value of our brand, our proprietary rights or the reputation of our products and media properties. If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

If we are unable to retain our existing senior management and key personnel and hire new highly skilled personnel, we may not be able to execute our business plan.

We are substantially dependent on the continued services of our senior management. These individuals have acquired specialized knowledge and skills with respect to the Company and its operations. The loss of any of these individuals could harm our business. Our business is also dependent on our ability to retain, hire and motivate talented, highly skilled personnel. If we do not succeed in retaining and motivating our existing key employees and attracting new key personnel, we may be unable to meet our business plan and as a result our stock price may decline.

We may have difficulty scaling and adapting our existing technology architecture to accommodate increased traffic and technology advances or customer requirements.

Rapid increases in the levels or types of use of our online properties and services could result in delays or interruptions in our service. In particular, the technology architectures utilized for our services are highly complex and may not provide satisfactory support in the future, as usage increases and products and services expand, change and become more complex. In the future, we may be required to make significant changes to our architectures, including moving to completely new architectures. If we are required to switch architectures, we may incur substantial costs and experience delays or interruptions in our service. These delays or interruptions in our service may cause users and customers to become dissatisfied with our service and move to competing providers of online services. Further, to the extent that demands for our services increase, we will need to expand our infrastructure, including the capacity of our hardware servers and the sophistication of our software. This expansion is likely to be expensive and complex, and require additional technical expertise. Any difficulties experienced in adapting our architectures and infrastructure to accommodate increased traffic, to store user data and track user preferences, together with the associated costs and potential loss of traffic, could harm our operating results, cash flows from operations and financial condition.

We may be unable to respond to the rapid technological changes in the industry, particularly in light of the internal development of our services, and our attempts to respond may require significant capital expenditures.

The Internet and electronic commerce are characterized by rapid technological change. Sudden changes in user and customer requirements and preferences, the frequent introduction of new services embodying new technologies and the emergence of new industry standards and practices could make our services and systems obsolete. The rapid evolution of Internet-based applications and services will require that we continually improve the performance, features and reliability of our services. Our success will depend, in part, on our ability:

  to develop new services and technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and
  to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We have elected to develop substantially all of our own services internally, rather than licensing or acquiring technology from third-party vendors. The development of new services is complex, and we may not be able to complete development in a timely manner, or at all. Our internal development teams may be unable to keep pace with new technological developments that affect the marketplace for our services. If relevant technological developments or changes in the market outpace our ability to develop services demanded by current and prospective customers, our existing services may be rendered obsolete, and we may be forced to license or acquire software and other technology from third parties, or we may lose existing customers and fail to attract new customers. If we are forced to shift our strategy toward licensing our core technology from third parties, it could prove to be more costly than internal development and adversely impact our operating results.

The development of services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead-time. We may be unable to use new technologies effectively or to adapt our internally developed technologies and services to customer requirements or emerging industry standards. In addition, as we offer new services and functionality, we will need to ensure that any new services and functionality are well integrated with our current services, particularly as we offer an increasing number of our services as part of bundled suites. To the extent that any new services offered by us do not interoperate well with our existing services, our ability to market and sell those new services would be adversely affected and our revenue level and ability to achieve and sustain profitability might be harmed.

We rely on third party providers for our principal Internet connections and technologies, databases and services critical to our properties and services and any errors, failures or disruption in the services provided by these third parties could significantly harm our business and operating results.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption, from natural disasters, technology malfunctions, sabotage or other factors, in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. We have little control over these third-party providers which increases our vulnerability to disruptions or problems with their services. Any financial difficulties experienced by our providers may have negative effects on our business, the nature and extent of which we cannot predict. Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand, our business and operating results.

System failures or capacity constraints could reduce or limit traffic on our websites and harm our business.

We have experienced system failures or outages in the past, and will likely experience future system failures or outages that disrupt the operation of our websites and harm our business. Our revenue depends in large part on the volume of traffic to our websites and on the number of customers whose websites we host on our servers. Accordingly, the performance, reliability and availability of our websites, servers for our corporate operations and infrastructure are critical to our reputation and our ability to generate a high volume of traffic to our websites and to attract and retain customers.

We are continually expanding and enhancing our website features, technology and network infrastructure, and other technologies to accommodate substantial increases in the volume of traffic on our websites, the number of customer websites we host and the overall size of our customer base. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases. We cannot predict whether additional network capacity will be available from third-party suppliers as we require it. In addition, our network or our suppliers’ networks might be unable to achieve in a timely manner or maintain data transmission capacity sufficiently high to process orders or download data effectively in a timely manner, especially if the volume of our customer orders increases. Our failure, or our suppliers’ failure, to achieve or maintain high capacity data transmission could significantly reduce consumer demand for our services.

Our computer hardware operations and backup systems are located in our facilities in the Richmond, British Columbia, Canada area. If these locations experienced a significant system failure or interruption, our business would be harmed.

Our systems are also vulnerable to damage from fire, power loss, telecommunications failures, computer viruses, physical and electronic break-ins and similar events. The property and business interruption insurance we carry may not have coverage adequate to fully compensate us for losses that may occur.

If our security measures are breached and unauthorized access is obtained, existing and potential customers might not perceive our services as being secure and might terminate or fail to purchase our services.

Our business involves the storage and transmission of personal information. If third parties succeed in penetrating our network security or otherwise misappropriate our customers’, or their customers’, personal or credit card information, we could be subject to liability. For example, hackers or individuals who attempt to breach our network security could, if successful, misappropriate personal information, suspend our website hosting operations or cause interruptions in our services. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and resources to protect against or alleviate these problems. We may not be able to remedy any problems caused by hackers or saboteurs in a timely manner, or at all. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the perception of the effectiveness of our security measures and our reputation could be harmed and we could lose current and potential customers.

These types of security breaches could result in claims against us for unauthorized purchases with credit card information, identity theft or other similar fraud claims as well as for other misuses of personal information, including for unauthorized marketing purposes, which could result in a material adverse effect on our business or financial condition. Moreover, these claims could cause us to incur penalties from credit card associations, including those resulting from our failure to adhere to industry data security standards, termination by credit card associations of our ability to accept credit card payments, litigation and adverse publicity, any of which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Federal Trade Commission and certain state agencies have investigated various Internet companies’ use of their customers’ personal information. The federal government has also enacted laws protecting the privacy of consumers’ nonpublic personal information. Our failure to comply with existing laws, including those of foreign countries, the adoption of new laws or regulations regarding the use of personal information that require us to change the way we conduct our business or an investigation of our privacy practices could increase the costs of operating our business.

Any future acquisitions could disrupt our business and harm our financial condition and results of operations.

We may decide to acquire businesses, products or technologies in order to expand our addressable market. We have not made any large acquisitions to date, and therefore our ability to execute acquisitions successfully is unproven. Any acquisition could require significant capital outlays and could involve many risks, including, but not limited to, the following:

  to the extent an acquired company has a different corporate culture from ours, we may have difficulty assimilating this organization, which could lead to morale issues, increased turnover and lower productivity than anticipated, and could also have a negative impact on the culture of our existing organization;
  we may be required to record substantial accounting charges;
  an acquisition may involve entry into geographic or business markets in which we have little or no prior experience;
  integrating acquired business operations, systems, employees, services and technologies into our existing business, workforce and services could be complex, time-consuming and expensive;

  an acquisition may disrupt our ongoing business, divert resources, increase our expenses and distract our management;
  we may incur debt in order to fund an acquisition, or we may assume debt or other liabilities, including litigation risk, of the acquired company; and
  we may have to issue equity securities to complete an acquisition, which would dilute our stockholders’ ownership position and could adversely affect the market price of our Class A common stock.

Any of the foregoing or other factors could harm our ability to achieve anticipated levels of profitability from acquired businesses or to realize other anticipated benefits of acquisitions. We may not be able to identify or consummate any future acquisitions on favorable terms, or at all. If we do effect an acquisition, it is possible that the financial markets or investors will view the acquisition negatively. Even if we successfully complete an acquisition, it could adversely affect our business.

We may be required to reduce our selling prices in the future or may otherwise generate lower margins in our core businesses as a result of competitive pressures.

Given the volatile nature of our industry, it is difficult to predict whether we will be able to maintain our average selling prices. We may be required, due to competitive pressures or otherwise, to reduce the prices we charge for our core domain name registration, website hosting and other services. If we reduce our prices, our margins would decline, which would adversely affect our operating results. This could be particularly severe in our largest business, domain name registrations, where margins are already low and increases in fees we must pay to registries or ICANN are likely to occur in future periods. In addition, we have a significant number of resellers of our services, and we generate lower margins through these transactions. To the extent that our reseller base continues to grow and these sales increase as a percentage of total revenue, our margin levels would decline.

Our margins and revenue could also suffer if competitive pressures force us to alter our current arrangement with respect to advertising revenue we generate from “parked pages” — domain names we register that do not contain an active website. We currently do not share with the registered owners of the domain names on which these advertisements are served the revenue we receive from advertising on these parked pages. We expect revenue generated from advertising on parked pages to represent an increasing portion of total revenue in future periods. If over time we are forced to share this revenue from parked pages with the registered owners of the domain names, our margins on this revenue would suffer, which could harm our operating results.

We may not be able to grow our business unless we further develop our brand recognition and market our services in a cost-effective manner.

A growing number of companies offer services that compete with ours. We believe that developing and maintaining our distinctive brand image are critical to attracting additional customers. Accordingly, we intend to continue pursuing an aggressive brand enhancement strategy consisting primarily of online and offline marketing initiatives. Some of our initiatives, such as Google and Yahoo advertising, are expensive. If these sales and marketing expenditures do not result in increased revenue sufficient to offset these expenses, our business and operating results would be harmed.

We use a variety of marketing channels to promote the Company’s brand, including online paid search, television, radio and print advertising. If one or more of these channels, such as online keyword search, become unavailable to us because the costs of advertising become prohibitively expensive or for other reasons, we may become unable to promote our brand effectively, which could harm our ability to grow our business.

If visitors to our website do not perceive our existing services to be valuable to them, or if we alter or modify our brand image, introduce new services, enter into new business ventures that are not favorably received, or fail to maintain customer service levels, customer perception of our brand could be harmed. If the value of our brand is diminished as a result of any or all of these factors, our business would likely suffer.

RISKS RELATED TO OUR INDUSTRY

Governmental and regulatory policies or claims concerning the domain name registration system, and industry reactions to those policies or claims, may cause instability in the industry and disrupt our domain name registration business.

ICANN Oversight of Domain Name Registration System

In November 1998, the U.S. Department of Commerce authorized ICANN to oversee key aspects of the domain name registration system. Since then, ICANN has been subject to scrutiny by the U.S. government. For example, Congress has held hearings to evaluate ICANN’s selection process for new top level domains. In addition, ICANN faces significant questions regarding its financial viability and efficacy as a private sector entity. ICANN may continue to alter both its long-term structure and its mission to address perceived shortcomings such as a lack of accountability to the public and a failure to maintain a diverse representation of interests on its board of directors. In May 2001, ICANN and VeriSign, Inc. entered into an agreement under which VeriSign would operate the .com top level domain registry until 2007, when the original agreement expires. ICANN and VeriSign have recently proposed renewal of this agreement through 2012, which, if given final approval by the U.S. Department of Commerce, could lead to VeriSign’s continuing to operate the .com top level domain under this agreement indefinitely. We continue to face the risks that:

  ICANN and VeriSign, under their new proposed agreement, may impose increased fees received for each .com domain name registration, which could put pressure on our operating results and pricing strategy;
  the U.S. or any other government may reassess its decision to introduce competition into, or ICANN’s role in overseeing, the domain name registration market;
  the terms of the registrar accreditation process could change in ways that are disadvantageous to us;
  the Internet community or the U.S. Department of Commerce or U.S. Congress may refuse to recognize ICANN’s authority or support its policies, which could create instability in the domain name registration system; and
  international regulatory bodies, such as the International Telecommunications Union, the United Nations or the European Union, may gain increased influence over the management and regulation of the domain name registration system, leading to increased regulation in areas such as taxation and privacy.

If any of these events occurs, it could create instability in the domain name registration system. These events could also disrupt or cause suspension of portions of our domain name registration business, which would result in dramatically reduced revenue.

Governmental Regulation Affecting the Internet

To date, government regulations have not materially restricted use of the Internet in most parts of the world. The legal and regulatory environment pertaining to the Internet, however, is uncertain and may change. New laws may be passed, existing laws may be deemed to apply to the Internet, or existing legal safe harbors may be narrowed, both by U.S. federal or state governments and by governments of foreign jurisdictions. These changes could affect:

  liability of online service providers for actions by customers, including fraud, illegal content, spam, phishing, libel and defamation, infringement of third-party intellectual property and other abusive conduct;
  other claims based on the nature and content of Internet materials, such as pornography;
  user privacy and security issues;
  consumer protection;

  sales and other taxes, including the value-added tax of the European Union member states;
  characteristics and quality of services; and
  cross-border commerce.

The adoption of any new laws or regulations, or the new application or interpretation of existing laws or regulations to the Internet, could hinder growth in use of the Internet and other online services generally, and decrease acceptance of the Internet and other online services as a means of communications, commerce and advertising. In addition, it could increase our costs of doing business, subject our business to increased liability or prevent us from delivering our services over the Internet, thereby harming our business and results of operations.

Each registry and the ICANN regulatory body impose a charge upon each registrar for the administration of each domain name registration. If these fees increase, it would have a significant impact upon our operating results.

Each domain name registry imposes a fee for the registration of each domain name. We, in turn, currently charge our customers $9.95 for the registration of a .com domain name for a one-year term, and this price includes basic advertising-supported shared website hosting, free blog service and a single email account. We have no control over registries or ICANN and generally cannot predict when they may increase their respective fees. If the U.S. Department of Commerce approves the new registry agreement that VeriSign and ICANN recently proposed, VeriSign would continue as the exclusive registry for the .com TLD and would be entitled to increase the fee it receives for each .com domain name registration by 7% annually in four of the six years through 2012, and potentially beyond that date. Any increase in registry or ICANN fees must be imposed as a surcharge or otherwise factored into the prices we charge our customers. If we absorb these cost increases, or if these surcharges act as a deterrent generally to the growth in domain name registration, we might find that our operating results are adversely impacted by these third-party fees.

As the number of available domain names diminishes over time, our domain name registration revenue and our overall business could be adversely impacted.

As the number of available domain names diminishes over time, and if it is perceived that the most desirable domain names are generally unavailable, fewer Internet users might register domain names with us. There are a number of practices in the domain name marketplace, including domain name “tasting” and domain name “monetizing,” that result in desirable domain names rapidly becoming unavailable. Domain name tasting involves registering large numbers of domain names, with the intent of using the five-day grace period after initial registration to decide which domain names are most valuable, and then dropping the registration of the vast majority of those domain names which prove to be less valuable. Domain name monetizing involves utilizing domain names to generate paid, click-through advertising revenue from one-page websites, rather than building an active website. If domain name tasting and monetizing or other market practices that could develop significantly diminish the number of available domain names that are perceived as valuable, it could have an adverse effect on our domain name registration revenue and our overall business.

Our business and financial condition could be harmed materially if the administration and operation of the Internet no longer were to rely upon the existing domain name system.

The domain name registration market continues to develop and adapt to changing technology. This development may include changes in the administration or operation of the Internet, including the creation and institution of alternate systems for directing Internet traffic without using the existing domain name system. Some of our competitors have begun registering domain names with extensions that rely on these alternate systems. These competitors are not subject to ICANN accreditation requirements and restrictions. In particular, competitors who develop workarounds to the existing domain name registration system may be able to avoid paying fees to the registry for domain names, which would give them a pricing advantage over us. Other competitors have attempted to introduce naming systems that use keywords rather than traditional domain names. The widespread acceptance of any alternative system could eliminate the need to register a domain name to establish an online presence and could materially adversely affect our business.

The introduction of tax laws targeting companies engaged in electronic commerce could materially adversely affect our business, financial condition and results of operations.

A number of proposals have been made at various governmental levels that could impose taxes on the sale of services through the Internet or on the income derived from these sales. If one or more countries or states seek to impose additional income tax obligations or sales tax collection obligations on out-of-jurisdiction companies, such as ours, that engage in or facilitate electronic commerce, these proposals, if adopted, could substantially impair the growth of electronic commerce and materially adversely affect our business, financial condition and results of operations.

We are responsible for charging end customers certain taxes in numerous international jurisdictions. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. In the future, we may come under audit which could result in changes to our tax estimates. We believe that it maintains adequate tax reserves to offset the potential liabilities that may arise upon audit. Although we believe our tax estimates and associated reserves are reasonable, the final determination of tax audits and any related litigation could be materially different than the amounts established for tax contingencies. To the extent that such estimates ultimately prove to be inaccurate, the associated reserves would be adjusted resulting in our recording a benefit or expense in the period a final determination is made.

If Internet usage does not grow, or if the Internet does not continue to expand as a medium for information, communication and commerce, our business may suffer.

Our success depends upon continued development and acceptance of the Internet as a medium for information, communication and commerce. The use of the Internet may not continue to grow at a pace similar to that of recent years, either within the U.S. or in international markets as a result of a variety of factors, including inadequate Internet infrastructure, security problems or privacy concerns. Any of these and a variety of other issues could slow the growth of the Internet, which could have an adverse effect on our results of operations.

RISKS RELATED TO SHARE OWNERSHIP

The Company does not intend to declare dividends in the near future.

We have never declared or paid a cash dividend on our shares and do not plan to declare any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business. Thus, we do not intend to declare dividends in the near future.

We have determined the initial registration price even though this may not be the market price of the shares after the registration is effective and the shares begin to trade.

The price of the shares has been determined based on management’s belief that the market will support a price of twice the price of the shares sold in the most recent private placement.

There is no trading market for the Company’s common shares.

There is currently no trading market for our common share and there has been no trading market to date. We have not undertaken any discussions, preliminary or otherwise, with any prospective market makers concerning the participation of such market maker in the aftermarket of our common stock. There is no assurance that a trading market will ever develop, or, if such a market does develop, that it will continue. This means that anyone who wishes to purchase the shares in the aftermarket, assuming an aftermarket develops, could have difficulty in reselling those shares.

Our issuance of additional shares and the eligibility of issued shares for resale will further dilute our common stock and could lower the price any willing buyer would pay for our common stock.

The shares being registered under this registration statement represent 100.00 % of our total issued and outstanding shares. We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue and/or grant additional shares, options, warrants and to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price any willing buyer would pay for our shares based on the fact that our net asset value per share and/or our earnings ratio per share would be reduced.

Even withstanding the limitations of Rule 144, the future sales of restricted shares could have a depressive effect on the market price of the Company’s securities in any market, which may develop.

The 9,500,000 shares of Common Stock presently issued and outstanding, as of the date hereof, are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person, who has not been an affiliate of the issuer for the past 90 days and has held restricted securities for six months of an issuer that has been reporting for a period of at least 90 days, may sell those securities so long as the Company is current in its reporting obligations. After one year, non-affiliates are permitted to sell their restricted securities freely without being subject to any other Rule 144 condition. Sales of restricted shares by our affiliates who have held the shares for six months are limited to an amount equal to one percent (1%) of the Company’s outstanding Common stock that may be sold in any three-month period. After the shares registered herein are freely traded, unregistered holders of the restricted shares may each sell approximately 95,000 shares during any ninety (90) day period after the registration statement becomes effective. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 thereunder. There is no limitation on such sales and there is no requirement regarding adequate current public information. Sales under Rule 144 or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market, which may develop for such shares.

Because our shares are considered a "penny stock," any trading will be subject to the penny stock rules and restrictions on marketability.

If our common stock becomes tradable in the public market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

“Penny stocks” generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.

The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We may need and be unable to obtain funding on satisfactory terms, which could dilute our shareholders’ common shares and/or impose burdensome financial restrictions on our business.

After the registration statement becomes effective, unforeseeable circumstances may occur, which could compel us to obtain financing. Furthermore, future events, including the problems, delays, expenses and other difficulties frequently encountered by our type of companies may lead to increases in costs that could require the Company to initiate an Offering to sell shares to accomplish the objectives set forth under the caption “Business” and we may have to borrow or otherwise raise funds to accomplish such objectives. We may seek additional sources of capital, including an offering of our equity securities, an offering of debt securities or obtaining financing through a bank or other entity. This may not be available on a timely basis, in sufficient amounts, or on terms acceptable to us. Our inability to raise equity capital or borrow funds may have a material adverse effect on our financial condition and future prospects. Additionally, to the extent that additional funding becomes available, both debt and equity financing involve various risks. Debt financing may require us to pay significant amounts of interest and principal payments, reducing the resources available to us to expand our existing businesses. Further, some types of equity financing may be highly dilutive to our stockholders' interest in our assets and earnings. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We also have begun to incur and will incur substantial costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the Securities and Exchange Commission, or SEC, and The Nasdaq Stock Market. In addition, our management team will also have to adapt to the requirements of being a public company, as none of our senior executive officers has significant experience as an executive in the public company environment since the adoption of the Sarbanes-Oxley Act. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect recent rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are unable currently to estimate these costs with any degree of certainty. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage that used to be available. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as our executive officers.

IN ADDITION TO THE RISK FACTORS SET FORTH ABOVE, THE COMPANY IS SUBJECT TO NUMEROUS OTHER RISKS SPECIFIC TO THE PARTICULAR BUSINESS OF THE COMPANY, AS WELL AS GENERAL BUSINESS RISK. INVESTORS ARE URGED TO CONSIDER ALL OF THE RISKS INHERENT IN THE COMPANY'S SECURITIES PRIOR TO PURCHASING OR MAKING AN INVESTMENT DECISION. THE COMPANY'S SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A VERY HIGH DEGREE OF RISK.

Competition

We face severe competition in the domain name registration and web-based services markets, which we expect will continue to intensify, and we may not be able to maintain or improve our competitive position or market share.

We face significant competition from existing registrars and from new registrars that continue to enter the market. As of July 27, 2007, ICANN had over 900 registrars accredited to register domain names in one or more of the generic top-level domains, or gTLDs. There are relatively few barriers to entry in this market, so as this market continues to develop we expect the number of competitors to increase. The continued entry into the domain name registration market of competitive registrars and unaccredited entities that act as resellers for registrars, and the rapid growth of some competitive registrars and resellers that have already entered the market, may make it difficult for us to maintain our current market share.

The market for web-based services is intensely competitive and rapidly evolving. We expect competition to increase from existing competitors as well as from new market entrants. Most of our existing competitors are expanding the variety of services that they offer. These competitors include, among others, domain name registrars, website design firms, website hosting companies, Internet service providers, Internet portals and search engine companies, including Google, Microsoft, Network Solutions, VeriSign and Yahoo! Many of these competitors have greater resources, more brand recognition and consumer awareness, greater international scope and larger bases of customers than we do. As a result, we may not be able to compete successfully against them in future periods. This intense competition could also force us to enter into strategic partnering relationships with third parties and, to the extent we become reliant on these partners and these relationships are subsequently terminated, our revenue levels and operating results could be adversely affected.

If competitors decide to devote greater resources to the development, promotion and sale of these new products and services, greater numbers of individuals and businesses may choose to use these competitors as their starting point for creating an online presence and as a general platform for running their online business operations. In addition, other large competitors, in an attempt to gain market share, may offer aggressive price discounts on the services they offer. These pricing pressures may require us to match these discounts in order to remain competitive, which would reduce our margins, or to lose customers altogether who decide to purchase the discounted service offerings of our competitors. As a result of these factors, in the future it may become increasingly difficult for us to compete successfully.

Government Regulation

The application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws to the Internet and to other online services could have a material adverse effect on us.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business, or otherwise have an adverse effect on us. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. In addition, as our products are available over the Internet in multiple states and foreign countries, and as we sell to numerous consumers residing in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. Failure by us to qualify as a foreign corporation in a jurisdiction, where it is required to do so, could subject us to taxes and penalties for such failure to qualify. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet and other online services could have a material adverse effect on us.

Forward-Looking Statements

Information in this prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this prospectus. We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised by cash exercise. In that case, we could receive a maximum of $ 87,500, which would be used for working capital and general corporate purposes.

Determination of Offering Price.

The price of the shares has been determined based on management’s belief that the market will support a price of twice the price of the shares sold in the most recent private placement.

Dilution.

The securities to be sold by the selling shareholders are shares of the Company’s common stock that are currently issued and outstanding. Accordingly, there will be no dilution to existing shareholders for the sale of the shares to be registered under this prospectus, save and excepting 250,000 shares that may be issued should two outstanding warrants be exercised in which case existing shareholders would suffer a .0263% dilution.

			Number of Registered Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are Sold(1)

Selling Stockholder	Common Shares Beneficially Owned Prior to Offering (1)	# of Common Shares to be Registered and Offered Pursuant to this Prospectus	# of Shares	% of Class

Bao Ying Cai	100,000	100,000	100,000	1.0256%
Gui Zhi Chen	100,000	100,000	100,000	1.0256%

Yue Chen	100,000	100,000	100,000	1.0256%
Zhongwen Chen	100,000	100,000	100,000	1.0256%
Yuk Shui Cheung	100,000	100,000	100,000	1.0256%
Po Wah James Fung	100,000	100,000	100,000	1.0256%
Siu Mei Fung	100,000	100,000	100,000	1.0256%
Siu Ping Theresa Fung	100,000	100,000	100,000	1.0256%
H.C. Wainwright & Co. Inc.	100,000	100,000	100,000	1.0256%
Wing Hung Benny Ho	100,000	100,000	100,000	1.0256%
Chang Teng Huang	100,000	100,000	100,000	1.0256%
Linjun Huang	100,000	100,000	100,000	1.0256%
Chun Hei Keith Hui	100,000	100,000	100,000	1.0256%
Chun-Kit Lawrence Hui	100,000	100,000	100,000	1.0256%
Clarence Hui	100,000	100,000	100,000	1.0256%
Baoshan Jiang	100,000	100,000	100,000	1.0256%
Dong Jiang	100,000	100,000	100,000	1.0256%
Kwon Keung Derek Kang	100,000	100,000	100,000	1.0256%
Lanxes Consultants Limited	100,000	100,000	100,000	1.0256%
Han Qiu Lin	100,000	100,000	100,000	1.0256%
Haiqiao Lu	100,000	100,000	100,000	1.0256%
Wai Ling Lu	100,000	100,000	100,000	1.0256%
Heng Ma	100,000	100,000	100,000	1.0256%
Xiao Dong Mai	100,000	100,000	100,000	1.0256%
Chung Pui Ng	100,000	100,000	100,000	1.0256%
Hui Yun Peng	100,000	100,000	100,000	1.0256%
Zehua Qin	100,000	100,000	100,000	1.0256%
Hai Feng Sun	100,000	100,000	100,000	1.0256%
Hoi Yan Tam	100,000	100,000	100,000	1.0256%
Chu Yu Tang	100,000	100,000	100,000	1.0256%
Chun Hua Wang	100,000	100,000	100,000	1.0256%
Wei-Chieh Wang	200,000	200,000	200,000	2.051%
Jin Tao Wu	100,000	100,000	100,000	1.0256%
Rong Wu	100,000	100,000	100,000	1.0256%
Xiao Yu Xaio	100,000	100,000	100,000	1.0256%
Xelex Inc.	100,000	100,000	100,000	1.0256%
Guo Qiang Xie	100,000	100,000	100,000	1.0256%
Qing Yang	100,000	100,000	100,000	1.0256%
Woon Man Yiu	100,000	100,000	100,000	1.0256%
Tak Shing Yu	100,000	100,000	100,000	1.0256%
Ying Wah Yu	100,000	100,000	100,000	1.0256%
Hai Ying Zhang	100,000	100,000	100,000	1.0256%
Hong Hui Zhang	100,000	100,000	100,000	1.0256%
Wei Zhang	100,000	100,000	100,000	1.0256%
Yiyu Zhang	100,000	100,000	100,000	1.0256%
Le Tong Zhuang	100,000	100,000	100,000	1.0256%
Omnexis Consulting Corp.(2)	4,800,000	4,800,000	4,800,000	49.23%

Total	9,500,000	9,500,000	9,500,000	97.436%

(1)	The total number of shares issued and outstanding, 9,750,000, represents the number of shares outstanding if all 250,000 shares resulting from exercised warrants are cumulated.

(2)	Omnexis Consulting Corp. is owned by Jordan Wangh, the President of the Company.

			Number of Registered Warrant Shares Beneficially Owned and Percent of Total Issued and Outstanding if All Shares Registered are

				Sold	(1)

Selling Stockholder	Warrant Shares Beneficially Owned Prior to Offering	# of Warrant Shares to be Registered and Offered Pursuant to this Prospectus	# of Shares		% of Class
H.C. Wainwright & Co., Inc.	100,000	100,000	100,000		1.0256%
52 Vanderbilt Avenue, 12th Floor
New York, NY 10017
Wei-chieh Wang	150,000	150,000	150,000		1.538%
No. 210, Lane 56, Sec 3
Kang_Ning Rd.
Taipei, Taiwan 114
Total	250,000	250,000	250,000		2.5636%

(2)	The total number of shares issued and outstanding, 9,750,000, represents the number of shares outstanding if all 250,000 shares resulting from exercised warrants are cumulated.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock. The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker dealers or agents. If the shares of Common Stock are sold through underwriters or broker dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
  in the over-the-counter market;
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
  through the writing of options, whether such options are listed on an options exchange or otherwise;
  in ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
  through block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  in purchases by a broker dealer as principal and resale by the broker dealer for its account;
  through an exchange distribution in accordance with the rules of the applicable exchange;
  in privately negotiated transactions;
  through short sales;
  through sales pursuant to Rule 144;
  in which broker dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  through a combination of any such methods of sale; and
  by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker dealers or agents, such underwriters, broker dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. The selling stockholders and any broker dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $25,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part. The material terms of such exhibits are disclosed herein.

Dividend Policy

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on its common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

Our authorized capital consists of 50,000,000 shares of stock. We are authorized to issue 50,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2008, we had 9,500,000 shares of common stock issued and outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

The issued and outstanding shares were placed through various offerings in reliance upon the exemption provided by Regulation S for sales to non-U.S. investors.

Warrants

On April 30, 2008, the Company issued warrants for the purchase of 100,000 shares of the Company’s common stock, par value $.001 per share, at an exercise price of $0.50 per share to H.C. Wainwright & Co., Inc. in return for services rendered.

On June 18, 2008, the Company issued warrants for the purchase of 150,000 shares of the Company’s common stock, par value $.001 per share, at an exercise price of $0.25 per share to Wei-Chie WANG in exchange for valid consideration tendered to the Company. The warrants were issued to a non-U.S. investor in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended (the "Securities Act").

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Matters

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Mazarei, LP, of Los Angeles, California.

Experts

Our financial statements as of and for the year ended December 31, 2007 appearing in this prospectus have been audited by PAULA S. MORELLI CPA P.C., independent registered public accountants, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO BUSINESS

DESCRIPTION OF BUSINESS

WORLD WEB PUBLISHING.COM CORP (the “Company”) was incorporated in the State of Nevada, U.S.A., on August 14, 2000. The Company’s primary business is the online sale of Internet domain names and their related products.

For several years World Web Publishing.com Corp (“WWP.com” or the “Company”) has operated as a vendor of Internet domain names over the internet with limited success. The Board of Directors has decided to refocus the Company’s business objectives. WWP.com will now direct its full attention to the aggressive marketing of the Company’s products’ over the internet.

Since Incorporation in 2000 the Company has attempted several strategies all based on creating a continuous revenue stream over the Internet. To date efforts have been met with limited success due to inadequate financing. In 2007, new management was introduced to the Company and additional capital was raised. Also, a decision was made to become a publicly trading entity in order to attract the capital required to further extend business operations and scope.

Through the Company’s full-service, primary Website and Domain Storefront: www.worldwebdomains.com, clients can register their own domain names in many jurisdictions worldwide, including all the major top-level domains such as .com, .net, .us, .org .eu and the new .mobi.

The Company is not dependent on a single customer or a few customers. In the management’s opinion, the Company would benefit more from a higher volume of customers as opposed to providing services to one or select few.

Certain competitive conditions, especially relating to Internet pricing and repeat business, are important considerations to the Company. Because a typical transaction involves a payment for the purchase of a domain name and the development of the website, the Company believes customer service in relation to website maintenance is an important aspect to continued profitability. In this industry segment, warranties are not standard practice and therefore are not considered a significant issue.

PRODUCTS & SERVICES

WorldWebPublishing.com provides the following services: web design & development, email marketing, search engine marketing, site optimization, blog design, web maintenance, digital imaging and website video. Building websites to enhance our customers’ images, these are our goals. We apply new technologies such as blogs and email marketing to communicate with clients.

All of the Company’s revenues for the past three fiscal years (2005, 2006, and 2007) were derived from the sale of web domain names.

Website Design & Development

Building a website allows clients to showcase their products and services to existing or new clients. The Company offers a full range of services to help design and maintain clients’ websites.

The Company seeks to provide a state of the art web presence, utilizing the most modern technologies and create a user-friendly environment whether it’s an interactive online store or information intensive website. The Company can provide the design, format and layout according to clients’ specifications, largely in part due to the extensive experience that the Company’s staff has in managing diverse business activities.

For as little as $4.99 per month clients can build and run their Websites. The Website Builder is an Internet-based, do-it-yourself Website creation tool. It enables users at any level to build a professional-looking Website using template-based designing tools; no knowledge of programming or HTML is required. If a client can write and is able to choose appropriate designs, they can build an inexpensive Website.

Website Maintenance

Maintaining and managing websites can be challenging for many businesses. We can assist you in managing your client database, periodic backups to prevent clients’ data loss, data sorting; querying a single entry can be a breeze with our system implemented. It doesn’t have to be expensive and avoids hiring a full-time person to manage your website.

Email Accounts & Email Marketing

The Company’s email system offers personalization and allows clients to send and receive email using well-known, popular email tools such as Microsoft Outlook, Outlook Express and many more. Clients are able send and receive email anywhere in the world that has access to the Internet.

Email marketing is one of the lowest cost methods to market an advertising campaign directly to a company’s targeted clients. The ability to communicate with the intended market segment effectively provides a competitive advantage to clients.

Search engine marketing & site optimization

The Company strives to ensure our clients’ websites obtain the most effective result and most visible presence in the on-line communities. One way the Company seeks to achieve this objective is by utilizing special programming techniques by implementing traffic optimization algorithms. This provides the Company’s system the ability to track and analyze all traffic and advertising visiting our clients’ websites.

Blog design

The Company’s service allows clients to benefit from writing and maintaining an up-to-date web journal. The Company provides the tools, experience, and training to help its clients have these capabilities for the client’s staff and clients by creating individual blogs.

Hosting & domain name registration

Developing a website requires a domain name. The Company offers services that assist clients to set up email addresses, for companies and its staff.

Digital imaging & Website Video

Based on the Company’s research, interactive data flow/videos for visitors to any website tend to increase the time spent on the particular site. The Company offers services that can assist clients in designing brochures, postcards, notepads, or videos.

Online Photo Filer: is an easy way to share, print and manage photos online. Photo Filer gives clients an online photo album site for sharing photos as well as user-friendly editing tools. High quality prints can be ordered directly from the Photo Filer album for delivery.

Online Store

Clients can create online merchant accounts that are capable of reaching Internet shoppers. The Online Store enables clients to integrate their sales information, accept credit cards and more. No technical expertise is required. Clients can build and publish a stand-alone store or add one to an existing Website.

Shopping Cart Features

World Web Publishing.com provides online shopping cart solutions. The Company offers services that benefits clients by constructing a website to fulfill client’s specific needs and requirements. Whether the client is accepting payment in various currencies, using a variety of payment methods, in real time (debit card, credit card, e-wallets, wire transfer payment or checks), the Company’s services is able to assist the client in the development of a total online solution.

Access to mobile phone technology

Clients register a .mobi domain name and tap into today's mobile phone technology: www.worldwebdomains.com supports .mobi Websites – this allows clients to build mobile telephone compatible Web pages.

User-friendly Administration Tool

Listed below are some of the tools that we offer to our clients.

  Product review management, specially featured products, discount sales events can be promoted within the website.
  Shipping and payment solution module management tool
  Price and taxation control programs
  Banner advertising enhancer program
  Newsletter creation and distribution program
  Products and Services management tool
  Webpage content and management tool
  Large selection of layouts. Each can be customized for your spotlight/seasonal listings
  Product details information selector.

DOMAIN NAMES:

A domain name is a company's unique identifier on the Internet. The same domain name can be used with a company's Web address and its email addresses.

The format for a professional Web address is usually "www.company.com" while an email address is generally myname@company.com. It is possible, of course, for a company to use the domain name of other large companies, in their email address. The email addresses company@hotmail.com or company@yahoo.com, for example, can be used. However, these do not properly identify a client’s business and using those domains may imply the client might not be Internet conversant or serious about its business. Also, it can appear unprofessional for a company to have its Web address take an unwieldy and complicated form such as http://www.myisp.com/mycompany.

Domain Levels 1

An hierarchy of domain levels has developed, which by convention ranks domain names. For example "Top -level" domains include:

.com - historically was for "for profit" entities - currently available to all .net - historically for network service providers - currently available to all .org - historically for nonprofit entities - currently available to all .gov - for government institutions

1 At http://www.answers.com (last visited July 1, 2008)

.mil - for military institutions .edu - for educational institutions

.biz, .info, and .us are also included in the list of top-level domains and .mobi has been added recently.

Generally “.com” names have considerable value since they are important business investments that can identify companies on the Internet around the world and practically forever. The Internet is about twelve years old, and many believe that over time most companies will conduct a considerable portion of their business over the Internet. Interesting, easy to remember, and relevant .com domain names are becoming harder to find. Because of this, there are numerous proposals to create new top level names in addition to those already noted, such as “.web”, “.store” and “. firm”. This idea has been the subject of frequent discussion and may eventually come to fruition. However, there are already many other top level domains around the world that consist of country codes instead of .com such as .uk, .au, .to, .cc, .ws, .ca, etc. Recently, “.tv” and “.vu” have been added to the top-level domains. Other than the United States country code .us, none of these country code names has had the impact of .com, which has become synonymous with Internet business. Presently the highest trafficked sites and the easiest sites to remember all use .com. This is one reason why the Company has registered several .com domain names.

BUSINESS STRATEGY

In management’s estimation, investing to control prominent and relevant Internet names is a sound corporate business decision. Failure to do so could place prices of the rapidly disappearing .com domain top-level name beyond the ability of any but the largest corporations to participate.

Many companies have multiple URL addresses which all point to the very same Website. This allows such companies to keep their legacy domain name and to have multiple new e-business names with which to conduct commerce and to list in the search engines.

In view of the possibility for expansion or the creation of subsidiaries and to ensure ongoing access to Internet marketing facilities for all our activities as well as to maintain a competitive edge, World Web Publishing.com Corp. has acquired the rights to a number of additional top-level domain names. World Web Publishing expects to link them to the primary site, thus helping to ensure a high level of priority on major search engines. In addition to our corporate Website: WorldWebPublishing.com and our primary storefront Website; worldwebdomains.com, our list of domain names includes the following:

1.	WorldWebDomains.net;
2.	WorldWebDomains.us;
3.	WorldWebDomains.info;
4.	NextWaveDomains.com;
5.	DomainLink.us
6.	MegaDomains.com;
7.	WebWorksDomains.com
8.	WebWorksLink.com;

The above listed domain names are linked directly to our primary Website in order to establish a Internet presence and achieve a higher ranking on a variety of search engines. Management believes that the specific nature of the domain name style of these additional Websites: for example “NextWaveDomains.com”, will assist potential customers to find our primary site more readily.

In addition to these wholly owned, self-generated domains, World Web Publishing.com Corp. has more than 100 top-level domain names for sale.

Employees

The Company has no full time employees at this time.

Description of Property

We maintain our principal office at 280-13071 Vanier Place, Richmond, BC V6V2J1 Canada. Our telephone number at that office is (604) 249-5001 and our fax number is (604) 303-7773.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition and/or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock. As of March 31, 2008, there were 47 shareholders of our common stock. We have appointed Interwest Transfer Co., Inc., Salt Lake City, Utah as the transfer agent for our shares of common stock.

Dividend Policy

We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

Shares Eligible for Future Sale

On the date of the prospectus, 9,500,000 shares of common stock are owned by our stockholders and are restricted under the Securities Act. 4,800,000 of these shares are held by our "affiliates" as that term is defined under the Securities Act. We have 9,500,000 shares of our common stock outstanding.

Sale of Restricted Shares.

Shares of our common stock held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods, under Rule 144 of the Securities Act. In general, under Rule 144, persons who have not been an affiliate of the Company at any time during the ninety (90) days preceding the sale who have beneficially owned restricted shares for at least six months are entitled to sell their shares so long as the Company is current in its filings with the SEC. Affiliates who have beneficially owned restricted shares for at least six months are entitled to sell within any three-month period the number of shares which does not exceed the greater of 1% of the number of shares of common stock then outstanding (which will equal approximately 95,000 shares) or, if the Company is listed on an Exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Form 144 with the SEC. Sales by affiliates under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(b)(1)(i), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, may resell the shares of common stock without complying with the public information requirements of Rule 144.

We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of any outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

There are currently no shares of stock subject to outstanding options or warrants to purchase, or securities convertible into, common shares.

Penny Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1.	That a broker or dealer approves a person's account for transactions in penny stocks; and

2.	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

1.	Obtain financial information and investment experience objectives of the person; and

2.	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1.	Sets forth the basis on which the broker or dealer made the suitability determination; and

2.	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008:

You should read this table with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and the financial statements and the related notes.

	Period Ended	Year Ended
	March 31, 2008	December 31, 2007
	(unaudited)	(audited)
Stockholders’ equity (Deficit)
Common stock, $.001 par value, 50,000,000 shares authorized, 9,200,000 shares issued and outstanding	$9,200	$4,800
Additional paid-in Capital	$61,600	$61,600
Retained earnings (Deficit)	$(69,558)	$(54,544)
Unrealized gain on marketable equity securities	$0	$0
Total stockholders’ equity (deficit)	$1,242	$16,256

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the unaudited financial statements and notes thereto included elsewhere in this report. The terms “World Wide Publishing.com,” “WWPC” “we,” “us” and “our” refer to World Wide Publishing.com Corp.

F

orward-Looking Statements

The information in this registration statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. When used in this report, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," and similar expressions are intended to identify forward-looking statements regarding events, conditions, and financial trends that may affect our future plans of operations, business strategy, operating results, and financial position. We caution readers that a variety of factors could cause our actual results to differ materially from the anticipated results or other matters expressed in forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

PLAN OF OPERATIONS

WWPC has identified three primary target markets, which includes;

Over the past six years, the Company has primarily been engaged in the development and testing of its Internet Business Sales Programs. Certain of the Company’s products are now generating commercial revenues while other products are still in the development stage.

WWPC seeks to closely align its product development and sales efforts with recognized industry partners, and to utilize more effectively the various Internet Search Platforms currently available.

WWPC also intends to expand its business operations by acquisitions and mergers with other companies in the same line of business

THREE MONTHS ENDED MARCH 31, 2008 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2007.

Results of Operations

For the quarter ended March 31, 2008, the Company incurred a loss of $15,014 ($0.0016 per share) compared to a profit of $0 ($0.0000 per share) in the comparable 2007 quarter. The higher loss in the current quarter is primarily attributable to increased legal and auditing expense.

Revenues

Revenue for the quarter ended March 31, 2008 was $2,500, versus $0 revenue generated for the three months ended March 31, 2007. The higher revenue in the current quarter is attributable to the development of new business.

Liquidity and Capital Resources

At March 31, 2008 the Company had $10,354 in net cash reserves as compared to $33 in March 31, 2007. The Company invests its cash, in accordance with its investments policy, in highly-liquid, highly-rated financial instruments such as bankers acceptances and term deposits.

Working capital was $871 at March 31, 2008 compared to ($2,392) at March 31, 2007

Selling, General, and Administrative Expenses

Selling and marketing costs were $0 in the quarter compared to $0 in the comparable 2007 quarter.

General and administrative costs were $17,514 in the quarter compared to $0 in the comparable 2007 quarter.

Balance Sheet Discussion

Cash and cash equivalents:

Cash and cash equivalents at March 31, 2008 were $10,355 compared to $16,195 at December 31, 2007 and $33 at March 31, 2007. Net cash outflows were approximately $5,840 in the quarter compared to net cash outflows of $0 in the comparable quarter in 2007.

Accounts receivable:

Accounts receivable at March 31, 2008 were $6,516 compared to $0 in the comparable 2007 quarter.

Property and equipment:

The Company held no real property in the period’s ended March 31, 2008 or 2007.

Accounts payable and accrued liabilities:

Accounts payable and accrued liabilities were $16,000 at March 31, 2008 compared to $2,425 in the comparable 2007 quarter.

Share capital:

Share capital at March 31, 2008 was $70,800 compared to $2,000 in the comparable 2007 quarter.

Contractual obligations

As of March 31, 2008, the company had no contractual obligations and commercial commitments, subsequent to the period end the Company entered into Investment Banking agreement with H.C. Wainwright & Co., Inc. (April 2008)

Off-balance sheet arrangements

None.

Related Party Transactions

None.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Stock based compensation

The Company grants stock options to officers, directors, employees and consultants pursuant to the Company’s stock option plan. The Company accounts for the stock-based compensation using the fair-value method as at the grant date. Under this method, compensation expense related to option grants is recorded in consolidated earnings over the vesting period of the options or, for consultants, as the work is performed. The compensation expense amount is based on the fair value of the option as estimated using the Black-Scholes option pricing model. The assumptions used in calculating the value of the stock options issued include management’s best estimate, as of the date of grant, of the expected share price volatility over the term of the stock option and expected option life. As such, the amounts reported as compensation expense are subject to measurement uncertainty as the expense amount may vary significantly based on the assumptions used.

YEAR ENDED DECEMBER 31, 2007 COMPARED TO YEAR ENDED DECEMBER 31, 2006

Results of Operations

For the year ended December 31, 2007, the Company incurred a loss of $ 50,123 ($0.006 per share) compared to a profit of $ 555 ($0.002 per share) in the comparable 2006 year. The higher loss in the current year is primarily attributable to consulting fees of $ 27,900 legal fees of $ 9,326 and Management fees of $ 7,500 during the year, with no similar charges in the previous year.

Revenue:

Revenue for the year ended December 31, 2007 was $ 546 (2006 – $ 560). These amounts were approximately identical to the previous year ended December 31, 2006.

Liquidity and Capital Resources

At December 31, 2007 the Company had $ 16,195 (December 31, 2007 – $ 33) in net cash reserves. The Company invested its cash, in accordance with its investments policy, in highly-liquid, highly-rated financial instruments such as bankers acceptances and term deposits.

Working capital was $ 15,885 at December 31, 2007 compared to ($ 2,392) at December 31, 2006.

Selling, General, and Administrative Expenses

Selling and marketing costs were $0 in the year 2007 compared to $0 in the comparable 2006 year.

General and administrative costs were $ 50,560 in the year 2007 compared to $ 5 in the comparable 2006 year, the increase in the current year primarily due to increased business development activity.

Amortization

Amortization of property, equipment and other assets was $0 in the year compared to $0 in the comparable 2006 year.

Balance Sheet Discussion:

Cash and cash equivalents

Cash and cash equivalents at December 31, 2007 were $ 16,195 compared to $ 33 at December 31, 2006.

Accounts receivable

Accounts receivable at December 31, 2007 were $ 4,016 compared to $0 in the comparable 2006 year end.

Property and equipment

The Company held no real property in the period’s ended December 31, 2007 or 2006.

Accounts payable and accrued liabilities:

Accounts payable and accrued liabilities were $ 4,326 at December 31, 2007 compared to $ 2,425 in the year ended December 31, 2006.

Share capital

Share capital at December 31, 2007 was $ 70,800 (made up of share capital of $ 4,800 plus $ 66,000 in share subscriptions) compared to $2,400 in the comparable 2006 year.

Related Party Transactions

During the year ended December 31, 2007 the former president, James Po Ho Cheung (deceased December 15, 2007), was paid consulting fees of $ 27,900 and Management fees of $ 7,500. At the time of his death he owed the Company $ 3,039 in cash advances. This amount was written off in 2007.

There were no related Party transactions in the period ended December 31, 2006

Contractual obligations:

As at December 31, 2008; the company had no contractual obligations and commercial commitments.

Off-balance sheet arrangements:

There are no off-balance sheet arrangements

Changes In and Disagreements with Accountants on Accounting Policies and Financial Disclosure

None.

Critical Accounting Estimates

The financial statements are prepared in accordance with US GAAP.

Stock based compensation

The Company grants stock options to officers, directors, employees and consultants pursuant to the Company’s stock option plan. The Company accounts for the stock-based compensation using the fair-value method as at the grant date. Under this method, compensation expense related to option grants is recorded in consolidated earnings over the vesting period of the options or, for consultants, as the work is performed. The compensation expense amount is based on the fair value of the option as estimated using the Black-Scholes option pricing model. The assumptions used in calculating the value of the stock options issued include management’s best estimate, as of the date of grant, of the expected share price volatility over the term of the stock option and expected option life. As such, the amounts reported as compensation expense are subject to measurement uncertainty as the expense amount may vary significantly based on the assumptions used.

Controls and Procedures

Management has designed disclosure controls and procedures to provide reasonable assurance that material information relating to the Company is made known to the Chief Executive Officer and the Chief Financial Officer by others within those entities, particularly during the period in which the annual filings of the Company are being prepared, in an accurate and timely manner in order for the Company to comply with its continuous disclosure and financial reporting obligations and in order to safeguard assets. Management has concluded that the Company’s disclosure controls and procedures, as of the end of the period covered by the annual filings, are effective in providing reasonable assurance that material information is accumulated and disclosed accurately. Consistent with the concept of reasonable assurance, the Company recognizes that the relative cost of maintaining these controls and procedures should not exceed their expected benefits. As such, the Company’s disclosure controls and procedures can only provide reasonable assurance, and not absolute assurance, that the objectives of such controls and procedures are met.

Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not relevant to these financial statements. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

MANAGEMENT

Directors and Executive Officers

Name	Position	Position Held Since	Age
Jordan S. Wangh	President and Chief Executive	January 4, 2008	32
	Officer, Director

Geoffrey Armstrong	Chief Financial Officer, Secretary,	January 4, 2008	66
	Director

JORDAN S. WANGH, PRESIDENT, CHIEF EXECUTIVE OFFICER, DIRECTOR

Mr. Wangh (BS Santa Clara University, Computer Engineering, 1999) is president of Omnexis Consulting Corporation, a company he founded in 2005 to provide financial and public company consulting services. In the past five years, he has held a variety of positions in sales, management, software development and IT consulting. During 2002-2005, he was the North America sales manager of Comony Enterprise, which is an International textile/garment company. As a software designer and developer for Sony Electronics from 2000-2003, he designed, built and developed customized product systems based on client consultation.

GEOFFREY ARMSTRONG, SECRETARY, CHIEF FINANCIAL OFFICER, DIRECTOR

Mr. Armstrong, (BA Concordia University, Montreal, 1967) is President of Kouzelne Mesto Ltd., a private company incorporated in the Czech Republic since April 6, 1994. Kouzelne Mesto Ltd. was organized in order to prepare and assist with the preparation of internal corporate documents for companies worldwide and to prepare and assist with the preparation of promotional materials for companies, including text and photographs.  He has been Corporate Secretary of Asia Properties, Inc., (ASPZ.PK) since March, 2003 and Hertz Controller Technologies Corporation since February 2, 2007. His duties on behalf of Asia Properties and Hertz Controller include the preparation and assistance with the preparation of internal corporate documents, preparation and assistance with the preparation of state and federal filings, corporate communications, liaison with securities attorneys and auditors and supervision of state and SEC filing procedures. Freelance business writer since 1990.  He is currently a director of Element92 Resources, Inc., a registered reporting company.

Audit Committee and Audit Committee Financial Expert

We have an audit committee is comprised of two directors. Our board of directors has determined that only one member of our audit committee, Geoffrey Armstrong, is a financial expert, as that term is defined under applicable securities regulations. Geoffrey Armstrong is our director and is, therefore, not “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14 under the Securities Exchange Act of 1934. Although Geoffrey Armstrong is not “independent,” our board of directors determined that his presence on the committee is in the best interests of the Company due to his significant experience and knowledge regarding the subject within the Audit Committee’s oversight and the fact that he is the only director qualifying as an “audit committee financial expert.” Because of our limited resources and these exceptional circumstances, we view his presence on the Audit Committee as necessary and appropriate, despite the fact that the Audit Committee’s charged duties include oversight of Geoffrey Armstrong’s performance as our director. In order to mitigate the potential conflicts that arise from Geoffrey Armstrong’s service as a committee charged with his own oversight, Geoffrey Armstrong recuses himself from committee deliberations as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Shareholders are required by regulations to furnish us with copies of all Section 16(a) forms they file.  No reports have, as yet, been filed as the Company was not subject to these reporting requirements prior to the filing of Form S-1 registration statement.

Code of Ethics

We have adopted a code of ethics which applies to all our directors, officers and employees. A copy of our “Code of Ethics and Business Conduct for Officers, Directors and Employees” is filed with the Securities and Exchange Commission as Exhibit 14.1 hereto. In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission rules, we intend to disclose such amendment or waiver and the reasons therefore in a Form 8-K or in our next periodic report.

EXECUTIVE COMPENSATION

Summary Compensation Table

There are currently no compensation plans for the executive officers other than their base salaries. This includes the fact that there are no plan-based awards, no equity awards, and no stock option awards granted or issued to the officers and directors and there are no deferred compensation plans for any officer or director.

Since April 1, 2008, the annual salary for chief executive was set at $12,000. The Board arrived at the level of compensation by looking to other similarly experienced executives in equivalent entities. The figure of $ 1,000 per month was determined by evaluating the work required to complete the requirements of the company during the 1st year of operation.

The table below summarizes the total compensation earned by each of our named executive officers during fiscal years 2004, 2005, 2006, and 2007:

Name and Title	Fiscal Year	Base Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Jordan Wangh,	2007	$0	$-	$ -	$ -	$-	$-	$-	$0
President, Chief	2006	0	-	-	-			-	0
Executive Officer	2005	0							0
	2004	0							0

Geoffrey	2007	$0	$-	$ -	$ -	$-	$-	$-	$0
Armstrong,	2006	0	-	-	-			-	0
Secretary	2005	0							0
	2004	0							0

James Po Ho	2007	$0	$-	$ -	$ -	$-	$-	$38,893.60	$38,893.60
Cheung, President	2006	0	-	-	-				0
(former)	2005	0
	2004	0

The former president “James Po Ho Cheung (now deceased) received the following amounts during his tenure as president, the account receivable of $3,4930.60 at the time of his death. The amounts were written off in December 2007.

Detail	Amount	Other
Advances	$3,493.60	Written off at year end
Consulting fees	$27,900.00	Billed and paid in 2007
Management fees	$7,500.00	Billed and paid in 2007
Totals	$38,893.60

Grants of Plan-Based Awards

There were no grants of plan-based awards to any of our named executive officers during fiscal 2007:

									All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts
Under Equity
Incentive Plan Awards

Name	Grant Date	Grant Date Fair Value	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)
Jordan S.		$									$
Wangh
Geoffrey
Armstrong

Outstanding Equity Awards at Fiscal Year-End

There were no equity awards outstanding for each of the named executive officers as of the end of fiscal 2007:

	Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Right That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jordan S.
Wangh
Geoffrey
Armstrong

Options Exercised and Stock Vested

There were no stock option awards exercised or stock awards vested for our named executive officers during fiscal 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jordan S. Wangh	-	$ -	-	$ -

Geoffrey Armstrong	-	$ -	-	$ -

Non-Qualified Deferred Compensation

There were no Deferred Compensation Plans during fiscal 2006.

Name	Executive Contributions in Fiscal 2007	Registrant Contributions in Fiscal 2007		Aggregate Earnings in Fiscal 2007	Aggregate Withdrawals/ Contributions	Aggregate Balance at March 3, 2007

Jordan S. Wangh	$	$	$		$	$
Geoffrey Armstrong

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides information regarding own shares of outstanding Common Stock beneficially owned as of the date of this prospectus by (a) each person who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and Named Executive Officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes a voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this prospectus, are deemed beneficially owned and outstanding from computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Omnexis Consulting Corp.	4,800,000	49.23%
	(Jordan Wangh)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions between us and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of our outstanding shares, nor any member of the above referenced individuals' immediate family, except as set forth below.

It is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as such we file annual, quarterly and current reports, and other information the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 1000 Fifth Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of our Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our Director(s) or Officer(s), or of suchy other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilites arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been ifnormed that in the opinion of the Securities and Exchange Commission such indemnification is aginast public policy as expressed in the Securities Act of 1933 and is therefore uneneforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE & DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$38.82
Financial Printer to EDGARize and Print Registration Statement	$0
Transfer Agent Fees, including Printing and Engraving Stock Certificates	$1,500.00
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$21,000.00
Miscellaneous	$0

Total	$32,538.82

RECENT SALES OF UNREGISTERED SECURITIES

Date	Number	Class	Price	Received	Form of Payment
August 14, 2000	2,000,000	Common	$0.001	$2,000	Cash
April 20, 2005	400,000	Common	$0.001	$400	Cash
September 27, 2007	2,400,000	Common	$0.001	$2,400	Cash
December 31, 2007	4,400,000	Common	$0.015	$66,000	Cash
April 15, 2008	100,000	Common	$0.03	$3,000	Services
June 18, 2008	200,000	Common	$0.05	$10,000	Cash

The offerings were accomplished in reliance upon the exemption provided by Regulation S for sales to non-U.S. investors.

INDEX TO EXIBITS

Exhibit Number	Description
3.1	Articles of Incorporation filed with State of Nevada, August 14, 2000
3.2	Bylaws
3.3	Amended and Restated Articles of Incorporation increasing authorized capital, filed with the Nevada Secretary of State, September 26, 2007

5.1	Opinion of Legal Counsel, Dieterich & Mazarei LP
10.1	Form of World Web Publishing.com Regulation S Subscription Agreement
10.2	Warrant Agreement to purchase Common Stock with H.C. Wainwright & Co., executed April 30, 2008

10.3	Warrant Agreement to purchase Common Stock with Wei-chieh WANG, executed June 18,
2008
14	Code of Ethics
23.1	Consent of Dieterich & Mazarei, LP (Legal Counsel) (included in opinion herein listed as Exhibit 5.1)

23.2	Consent of Paula S. Morelli, CPA P.C. Certified Public Accountant

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Interest of Named Experts and Counsel.

Attorney	Chris Dietrich
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064

Phone: 310-312-6888

Auditor	PAULA S. MORELLI CPA P.C.
21 Martha Street
Freeport, N.Y. 11520

Phone/Fax: 516-378-4258

Investment Banker	H.C. Wainwright & Co., Inc.
52 Vanderbilt Avenue, 12th Floor
New York, NY 10017

Phone: 212-856-5700
	Fax:	212-856-5753

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
December 31, 2007 and 2006

Index to Financial Statements			Page
Audited financial statements as of December 31, 2007 and 2006, including:

1	.	Report of Independent Registered Public Accounting Firm;	F-1

2	.	Balance Sheets as of December 31, 2007 and 2006;	F-2

3	.	Statements of Operations and deficit for the years ended December 31, 2007 and 2006 and the cumulative period from August 14, 2000 (inception) to December 31, 2007;	F-3

4	.	Statements of Cash Flows for the years ended December 31, 2007 and 2006 and the cumulative period from August 14, 2000 (inception) to December 31, 2007;	F-4

5	.	Statement of Stockholders’ Equity (Deficiency) for the period from August 14, 2000 (inception) to December 31, 2007;	F-5

6	.	Notes to the Financial Statements.	F-6

PAULA S. MORELLI, CPA P.C.
21 MARTHA STREET
FREEPORT, NY 11520
(516) 378-4258

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of World Web Publishing.com Corp.

I have audited the accompanying balance sheet of World Web Publishing.com Corp. (the Company), a development stage company, as of December 31, 2007 and 2006 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended and for the period August 14, 2000 (inception) to December 31,2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above have present fairly, in all material respects, the financial position of World Web Publishing.Com Corp, a developmental stage company, as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended and for the period August 14, 2000 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's present financial situation raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paula S. Morelli, CPA P.C.

Freeport, New York, July 8, 2008

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
BALANCE SHEETS
(Stated in U.S. dollars)

As at December 31, 2007 and 2006

ASSETS
2007		2006
Current assets
Cash in Bank	16,195	33
Accounts receivable	4,016	0
	20,211	33
Other assets
Incorporation cost	371	371
	371	371

	20,582	404

LIABILITIES & CAPITAL

Current Liabilities
Accounts payable	4,326
Due to shareholder	0	2,425
	4,326	2,425
Capital
Common Stock:
$0.001 par value; 50,000,000 shares authorized,
4,800,000 and 2,400,000 shares issued and
outstanding respectively	4,800	2,400
Common Stock Subscribed
$0.001 par value, 4,400,000 shares subscribed
to at a price of $0.015 per share.	4,400	0
Additional Paid in Capital, Stock Subscriptions	61,600	0
Deficit	(54,544)	(4,421)
	16,256	(2,021)

	20,582	404

The accompanying notes are an integral part of these financial statements.

WORLD WEB PUBLISHING.COM CORP

(a Development Stage Company)
STATEMENTS OF OPERATIONS AND DEFICIT
(Stated in U.S. dollars)

For years ending December 31, 2007 and 2006

			Cumulative
			14-Aug-00
			(inception)
	2007	2006	to 31-Dec-07
Income
Sales of web sites	546	560	2,110

Expense
Accounting & audit	984		984
Automobile			60
Bank charge	883	5	1,229
Cash advance written off	3,039		3,039
Consulting	27,900		27,900
Domain name purchases			3,172
Dues & filing fees	467		893
Legal	9,326		9,326
Management fees	7,500		7,500
Office			461
Telephone			140
Travel & promotion	571		590
Web site design			1,360
	50,670	5	56,654
Net profit	(50,123)	555	(54,544)

Deficit carried forward	(4,421)	(4,975)	0

Deficit end of period	(54,544)	(4,421)	(54,544)

The accompanying notes are an integral part of these financial statements.

WORLD WEB PUBLISHING.COM CORP

(a Development Stage Company)
STATEMENTS OF CASH FLOWS
(Stated in U.S. dollars)

			Cumulative from
			14-Aug-00
			(Inception) to
	31-Dec-07	31-Dec-06	31-Dec-07
Cash provided by (used in): $		$	$
Operating Activities
Net loss for the period	(50,123)	555	(54,544)
Changes in non-cash operating
working capital items:
Accounts payable and accrued	1,901	(550)	4,326
Accounts receivable	(4,016)		(4,016)
Incorporation costs			(371)

NET CASH FLOWS (USED IN)
OPERATING ACTIVITIES	(52,238)	5	(54,605)

Financing Activities
Issuance of common stock	2,400		4,800
Share subscriptions	66,000		66,000

NET CASH FLOWS PROVIDED
BY FINANCING ACTIVITIES	68,400	0	70,800

Increase (Decrease) In Cash	16,162	5	16,195
Cash, Beginning of Period	33	29	0

Cash, End of Period	16,195	33	16,195

The accompanying notes are an integral part of these financial statements.

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(Stated in U.S. Dollars)
PERIOD FROM AUGUST 14, 2000 (INCEPTION) TO December 31, 2007

				Deficit
				Accumulated
				During the
				Development	Net
	Shares	Amount	Paid in Capital	Period	Capital
		$		$	$
Stock issued for cash
at $0.001	2,000,000	2,000		(269)	1,731
Balance, December 31, 00	2,000,000	2,000		(269)	1,731

Transactions 2001				(1,661)	(1,661)
Balance, December 31, 01	2,000,000	2,000		(1,930)	70

Transactions 2002				(2,943)	(2,943)
Balance, December 31, 02	2,000,000	2,000		(4,873)	(2,873)

Transactions 2003				(784)	(784)
Balance, December 31, 03	2,000,000	2,000		(5,657)	(3,657)

Transactions 2004				396	396
Balance, December 31, 04	2,000,000	2,000		(5,261)	(3,261)

Stock issued for cash
at $0.001	400,000	400		286	686
Balance, December 31, 05	2,400,000	2,400		(4,975)	(2,575)

Transactions 2006				555	555
Balance, December 31, 06	2,400,000	2,400		(4,421)	(2,021)

Stock issued for cash
at $0.001	2,400,000	2,400		(50,123)	(47,723)
Stock subscribed to
at a price of $0.015	4,400,000	4,400	61,600		66,000
Balance, December 31, 07	9,200,000	9,200	61,600	(54,544)	16,256

The accompanying notes are an integral part of these financial statements.

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

1	OPERATIONS

Organization

WORLD WEB PUBLISHING.COM CORP (the “Company”) was incorporated in the State of Nevada, U.S.A., on August 14, 2000. It was established so that it could establish itself as a vendor of Internet domain names and the setting up of personal web sites over the internet.

Share Capital

The authorized share capital of the company is 50,000,000 common shares with a par value of $0.001 per share At December 31, 2007 there were 4,800,000 common shares issued and outstanding. The company does not have any stock options outstanding During fiscal 2007, the Company issued completed an offering of 4,400,000 shares of common stock to 44 Investors at a price of $0.015 and raised the sum of $ 66,000 the shares were not issued until 2008 Employee Stock Option Plan. The company does not have a stock option plan as at December 31, 2007 Development stage activities The Company has been in the Development stage and has not yet realized any significant revenues from its planned operations.

Going concern

As shown in the accompanying financial statements, the Company has incurred a net loss of $54,544 for the period from August 14, 2000 (inception) to December 31, 2007 and has no revenue. The future of the Company is dependant upon its ability to obtain financing and upon future profitable operations from the Development of its web site. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.

Development stage enterprise

The Company’s financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises”.

Impaired asset policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable, pursuant to guidance established in Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-lived Assets”.

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. Cash consist of cash on deposit with high quality major financial institutions, and to date has not experienced losses on any of its balances. The carrying amounts approximated fair market value due to the liquidity of these deposits.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”. This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely then not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Basic and diluted loss per share

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 128 (“SFAS 128”), “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2007 and 2006, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Revenue recognition

Revenue from the sale of product is recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product, the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, are reflected in revenue when the amounts are known.

Stock-based compensation

The Company accounts for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock-based compensation is accounted for using the fair value

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

method in accordance with Statement of Financial Accounting Standard No. 123 (“SFAS 123”), “Accounting for Stock-based Compensation”.

Financial instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities and amounts due to shareholder.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Comprehensive income

The Company has adopted Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholder’s Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Asset retirement obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset to be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no significant asset retirement obligation exists due to the early stage of Development. Accordingly, no liability has been recorded.

Intangible assets

The Company has adopted Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets”, which requires that goodwill and intangible assets with indefinite life are not amortized but rather tested at least annually for impairment. Intangible assets with a definite life are required to be amortized over their useful life. The Company does not have any goodwill nor intangible assets with indefinite or definite life since inception.

Advertising costs

Advertising costs are expensed as incurred. No advertising costs were incurred in the year ended December 31, 2007 or from August 14, 2000 (inception) to December 31, 2007, respectively.

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

3	RECENT ACCOUNTING PRONOUNCEMENTS

Certain accounting prouncements have been issued by the FASB and other standard setting organizations which are not relevant to these financial statements. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

4	INCOME TAXES

	A	Income tax provision

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2006 – 34%) to income before income taxes.

			August 13, 2000 (inception) to December 31, 2007
	Year ended December 31, 2007	Year ended December 31, 2006

Computed
expected
(benefit of)
income taxes	$50,123	$(555)	$54,544

Increase in
valuation
allowance
	$50,123	$(555)	$54,544

B Significant components of the Company’s deferred income tax asset are as follows:

			August 13, 2000 (inception) to December 31, 2007
	Year ended December 31, 2007	Year ended December 31, 2006

Operating loss
carried forward	$4,421	$4,976	$0
General &
administration
expense	50,123	(555)	54,544
	$54,544	$4,421	$54,544
Statutory tax rate
	34%	34%	34%
Deferred income
tax asset
Valuation
allowance	(54,544)	(4,421)	(54,544)
	$0	$0	$0

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

C	The Company has incurred operating losses and approximately $58,560 which, if unutilized, will expire through to 2027. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry forwards:

5 COMMITMENTS AND CONTRACTUAL OBLIGATIONS

Rental agreement – The Company has been using office space provided by the President and CEO at no cost to the Company.

Conflicts of interest – The President and CEO of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy the resolution of such conflicts.

The Company has no other commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters. (see also note 7)

6  RELATED PARTY TRANSACTIONS

Income Tax Operating Losses carried forward
	Amount	Expiration Date
2000	$269	2020
2001	1,661	2021
2002	2,943	2022
2003	785	2023
2004	(396)	2024
2005	(286)	2025
2006	(555)	2026
2007	50,123	2027
Total income tax operating loss
carried forward	$54,544

a				August 14, 2000
		Year ended	Year ended	(Inception) to
		December 31,	December 31,	December 31,
		2007	2006	2007
	Advances written off
	paid to a former
	director	$3,039	$0	$3,039
	Management &
	consulting fees paid to
	a former director
		35,400	0	35,400
		$38,439	$0	$38,439

WORLD WEB PUBLISHING.COM CORP
(a Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
DECEMBER 31, 2007 AND 2006

b	Amounts due to related parties for advances to the Company are unsecured, without interest and are due on demand. The value of transactions was based on exchange amounts, representing the amounts established and agreed upon by the related parties.

c	In 2007 the Company issued 2,400,000 shares of common stock at $0.001 per share to the President of the Company for cash proceeds of $ 2,400. In 2006 the Company issued 400,000 shares of common stock at $0.001 per share to the President of the Company for cash proceeds of $ 400.

7 SUBSEQUENT EVENTS

In April 2008 the Company entered into an agreement with a company that provides financial advice and Investment Banking services. Under the terms of the agreement, the Company is committed to issue to the Investment Banker 100,000 fully paid common shares and also issue a warrant for 100,000 shares at an exercise price of $ 0.50 (the shares have not yet been issued)

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of our Directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our Director(s) or Officer(s), or of such other corporation, except, in relation to matter as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Other Expenses of Issuance and Distribution.

           None.

Recent Sales of Unregistered Securities.

Shares sold and or subscribed in the calendar year 2007

N a m e o f s to c k h o ld e r	S h a re s	P ric e	C a s h
in a lp h a b e tic a l o rd e r	a c q u ire d	p e r s h a re	re c e iv e d

Baoshan J IA N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Bao Ying C A I	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Changteng H U A N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Cheung Yuk Shui	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Chunhua W A N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Chuyu T A N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Clarence H u i	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Dong Jiang	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Guizhi Chen	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Guoqiang X IE	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Haifeng Sun	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Haiqiao L U	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Haiying Zhang	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Hanqui Lin	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Hoi Yan Tam	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Honghui Zhang	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Huiyun PENG	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Jintao W u	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Kwok Keung Derek K A N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Lanxes Consultants Limited	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Letong Zhuang	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Linjun HUANG	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Ma Heng	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Qin Zehua	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Qing Yang	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Rong W U	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Tak Shing Yu	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Wei ZHANG	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Weiling Lu	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Wing Hung Benny Ho	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Xelex Inc	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Xiaodong Mai	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Xiaoyu Xia o	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Yin Wah Y U	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Yiyu ZHANG	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Yue Chen	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Zhongwen Chen	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Chun Hei Keith H U I	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Chung Pui N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Chun -Kit Lawrence H U I	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Po Wah Ja mes F U N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Siu Mei F U N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Siu Ping Theresa F U N G	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0
Woon Man YIU	1 0 0 ,0 0 0	0 .0 1 5	1 ,5 0 0

S u b -to ta l	4 ,4 0 0 ,0 0 0	0 .0 1 5	6 6 ,0 0 0

James P H Cheung	2 ,4 0 0 ,0 0 0	0 .0 0 1	2 ,4 0 0

G ra n d T o ta l fo r 2 0 0 7	6 ,8 0 0 ,0 0 0		6 8 ,4 0 0

S h a re s s o ld a n d o r s u b s c rib e d in th e c a le n d a r y e a r 2 0 0 2

Geoffrey Armstrong	4 0 0 ,0 0 0	0 .0 0 1	4 0 0
Grand Tota l for 2 0 0 2	4 0 0 ,0 0 0		4 0 0

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 403A and contained in a form prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Blaine, in the State of Washington on July 10, 2008.

World Web Publishing.com Corp.

/s/ Jordan S. Wangh

(Signature) (Title) (Date)	Jordan S. Wangh Director and President July 10, 2008

/s/ Geoffrey Armstrong

(Signature) (Title) (Date)	Geoffrey Armstrong Director and Secretary July 10, 2008